Exhibit 99.1

May 31, 2011
Jeff Watson, President
WEMU

Dear Jeff,

Please consider this my resignation from my role on the BOD for WEMU.  I have appreciated the opportunity to support the ongoing growth and development of the company and feel strongly that they are poised to move into the future with a solid foundation underneath them.

This was a challenging decision, and after careful deliberation, I am clear that I need to take the time I need to attend to my own health  and growing personal issues, which are demanding ever more of my time

Sincerely yours,

Lauren Byrne, President

Lincoln & Creed, Inc

www.lincolncreed.com